                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Laser Technology, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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

                        [logo of Laser Technology Inc.]
                             7070 South Tucson Way
                         Englewood, Colorado 80112-3921

                                                                February 5, 2001

Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday March 1, 2001 at 10:00 a.m. local time, at the offices of the Company, 7070 South Tucson Way, Englewood, Colorado 80112.

   Those matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. There will also be reports on the activities of the Company and an opportunity to submit questions or comments on matters of interest to shareholders generally.

   Your vote is important. Whether or not you attend the Annual Meeting in person, it's important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the accompanying proxy card and returning it promptly in the enclosed envelope. If you sign and return your proxy card without marking choices, it will be understood that you want your shares voted in accordance with the directors' recommendations. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

   We look forward to seeing you at the Meeting.

                                          Sincerely,
                                          /s/ Eric A. Miller
                                          Eric Miller
                                          President and Chief Executive
                                           Officer

                             Laser Technology, Inc.

                               ----------------

                    Notice of Annual Meeting of Shareholders
                            To be Held March 1, 2001

                               ----------------

To our Shareholders:

   Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Laser Technology, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 1, 2001, at 10:00 a.m. local time, at the offices of the Company, 7070 South Tucson Way, Englewood, Colorado 80112.

   Only shareholders of record at the close of business on January 24, 2001, are entitled to notice of and to vote at the Meeting. The items on the agenda, as described in the attached proxy statement, are as follows:

     1. To elect seven directors to serve for the ensuing year or until their successors are duly elected and qualified;

     2. To ratify the appointment of H. J. & Associates, L.L.C. (formerly Jones, Jensen & Company) as independent auditors for the Company for the fiscal year ending September 30, 2001; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   All shareholders are cordially invited to attend the Meeting in person. Holders of a majority of the Company's outstanding voting shares must be present either in person or by proxy in order for the meeting to be held. To assure your representation at the Meeting, and whether or not you plan to attend in person, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience. Any shareholders attending the Meeting may revoke their proxies and vote their shares in person.

                                          By Order of the Board of Directors
                                          /s/ Elizabeth Hearty
                                          Elizabeth Hearty
                                          Secretary

Englewood, Colorado
February 5, 2001

                             Laser Technology, Inc.
                             7070 South Tucson Way
                         Englewood, Colorado 80112-3921

                               ----------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

   This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Laser Technology, Inc. (the "Company") to be held Thursday, March 1, 2001, at 10:00 a.m. local time, at the offices of the Company, 7070 South Tucson Way, Englewood, Colorado 80112, and at any and all adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the shareholder any time before it is voted. For more information concerning the procedure for revoking the proxy, see "General." This Proxy Statement is first being mailed to shareholders on or about February 5, 2001, followed by the Company's Annual Report to Shareholders for the fiscal year ended September 30, 2000.

   Shareholders of record at the close of business on January 24, 2001 will be entitled to vote on all matters. On the record date the Company had 5,486,220 shares of the Company's Common Stock (the "Common Stock") outstanding. The holders of the Common Stock are entitled to one vote per share. The Company has no class of voting securities outstanding other than the Common Stock.

   All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's Bylaws and Delaware law:
(1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

   The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of a proposal or otherwise.

   Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

                         ITEM 1. ELECTION OF DIRECTORS

   Pursuant to the provisions of the Company's Certificate of Incorporation and By-Laws, the number of Directors shall be determined by the vote of a majority of the entire Board of Directors. Presently, the number of directors in office is seven.

   At the Meeting, seven directors will be nominated to be elected to the Board of Directors, each director to hold office for one year or until the director's successor is elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted FOR the election of the seven nominees named below, all of whom are currently directors of the Company. In the event any of the nominees named herein are unable or decline to serve as a director at the time of the Meeting, it is intended that the proxies will be voted for the election of a substitute nominee as the proxy holder may determine. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve as a director.

   The following persons, all of whom are incumbent directors, are being nominated for election to the Company's Board of Directors:

Nominee for Election to the Office of Director at the 2000 Annual Meeting

                             Director
Nominee                  Age  Since   Position with the Company
-------                  --- -------- -------------------------
Eric A. Miller..........  34   2000   President, Chief Executive Officer and Director
Jeremy G. Dunne.........  43   1986   Vice President and Director
H. Deworth Williams.....  65   1994   Director
Walter R. Keay..........  63   2000   Director
Edward F. Cowle.........  44   2000   Director
William P. Behrens......  62   2000   Director
Nicholas J. Cooney......  65   2000   Director

Business Experience of Directors and Nominees

   Eric A. Miller. Mr. Miller has been employed by the Company since 1988 and has served on the Company's Executive Committee since 1993. He was appointed as President and Chief Executive Officer of the Company in March 2000 and became a director in May 2000. Mr. Miller served as Engineering Manager from 1993 to 2000 and was an engineer with the Company from 1988 to 1993. From 1985 to 1987, Mr. Miller was an engineering assistant with Sokol Crystal Products, a radio communications equipment company in Glendale, Arizona. Mr. Miller graduated in 1987 from DeVry Institute of Technology in Phoenix, Arizona with a B.S. Degree in Electronics.

   Jeremy G. Dunne. Mr. Dunne has been employed by the Company since 1986 and currently serves as Vice President of Engineering. From 1981 to 1986, Mr. Dunne was a chief engineer for Hydrographic Services, International in Southbrough Kent, England, a company that performs software and system design for the hydrographic surveying industry. From 1980 to 1981, Mr. Dunne was an electrical engineering technician with Plessy Marine, Ltd. in Ilford Essex, England, a manufacturer of electronic instrumentation. Mr. Dunne earned a B.A. Degree in Electrical Engineering from the University of Cambridge, Cambridge, England. Mr. Dunne agreed to a Securities and Exchange Commission order issued on March 20, 2000 to not cause any violations of Section 13(a) of the Securities Exchange Act.

   H. Deworth Williams. Mr. Williams is the owner of Williams Investment Company and has been a financial consultant for more than thirty years. During this time, Mr. Williams has been instrumental in facilitating and completing several mergers, acquisitions, business consolidations and underwritings.

Mr. Williams is the brother of the Company's former President, David Williams. Mr. Williams agreed to a Securities and Exchange Commission order issued on March 20, 2000 to not cause any violations of Section 13(a) of the Securities Exchange Act.

   Walter R. Keay. Mr. Keay has been employed for over 35 years in the securities industry. He is presently President of Knickerbocker Capital, Inc., an investment banking consulting firm in Pennsylvania. From 1987 through 1999, he was founder and President of Knickerbocker Securities, Inc., a member of the National Association of Securities Dealers. Knickerbocker Securities was the Company's underwriter when it was initially listed on the American Stock Exchange in 1993. Prior to forming Knickerbocker Securities, Mr. Keay was Director of Corporate Finance for various New York Stock Exchange member firms. Prior to engaging in investment banking, Mr. Keay was a securities analyst, working extensively with large conglomerate type corporations, both as an analyst and in the area of mergers and acquisitions. He graduated from Brown University with a B.A. Degree in Economics and did graduate work at New York University School of Business Administration.

   Edward F. Cowle. Mr. Cowle has been self employed as a financial consultant from 1994 to the present, assisting public companies with financial and investment banking activities. From 1992 to 1994, Mr. Cowle was a Senior Vice President--Investments with Paine Webber in New York City and from 1991 to 1992, he was a Registered Representative with Bear Stearns & Company, also in New York City. During 2000, Mr. Cowle became a director of GreatBio Technologies, Inc., a public company located in Rochester, New York, involved in the development of certain medical devices related to the implantable cardiac pacemaker. Mr. Cowle graduated from Fairleigh Dickinson University in Madison, New Jersey in 1978 with a B.A. Degree in English, American Studies. Mr. Cowle also attended Vermont Law School in South Royalton, Vermont from 1978 to 1979.

   William P. Behrens. Mr. Behrens has been employed by Ernst & Company since 1965, where he has served in several positions, including Chief Executive Officer (1998 to present); Chairman of the Board of Investec Ernst & Company International Brokerage Ltd. (1990); Senior Managing Director and CEO (1989); and General Manager (1971). Mr. Behrens has been a partner of Investec Ernst & Company since 1975, and was appointed to the Executive Committee in 1980. Since 1999, he has served as Chief Executive Officer of Investec Ernst & Company. Mr. Behrens has been actively involved in the securities industry for his entire professional life, and has served in numerous professional capacities, including positions as a member of the American Stock Exchange Nominating Committee (1997-1999); a member of the Nominating Committee of the National Securities Clearing Corp. (NSCC) (1993-1994); a member of the Board of Directors of NSCC (1988-1991); a member of the American Stock Exchange Nominating Committee (1987-1988); an American Stock Exchange Official (1985-present); Vice-Chairman of the Board of Options Clearing Corporation (1985-
1986); a director of Options Clearing Corporation (1981-1984); Chairman of the Securities Industry Association, Operations Committee (1981-1983), and Vice Chairman of the National Association of Securities Dealers, Inc., District #10, Business Conduct Committee (currently). Mr. Behrens graduated from Bernard Baruch College--City University of New York.

   Nicholas J. Cooney. Mr. Cooney has been principally self-employed in three areas for several years--as an attorney, concentrating in corporate and finance; as a professional arbitrator and mediator; and as an investment banker. Since 1982, Mr. Cooney has been engaged as a sole proprietor in the practice of law in the State of New York, where he was licensed to practice law in 1960. From 1994 to 1999, Mr. Cooney was affiliated as an investment banking executive with Knickerbocker Securities, Inc., an investment banking firm in New York City. Mr. Cooney was involved for a period of over 25 years in the legal affairs of three major corporations--Kidde, Inc., formerly known as Walter Kidde & Co., Inc., as a consultant (1982-1988); Ingersoll-Rand Company (1971-1982), where as assistant company counsel, he was responsible for the legal matters of two groups having in excess of $500 million in annual sales; and American Express Company, as a staff attorney (1962-1971). Prior to his corporate affiliations, Mr. Cooney was associated with the Wall Street law firm of Lowenstein, Pitcher, Hotchkiss, Amman & Parr (now merged under the name Whitman Breed

Abbott & Morgan) (1961-1962). Since 1994, Mr. Cooney has served as a contract arbitrator for the Building Service Industry in the New York City area. Mr. Cooney is an active arbitrator for the Commercial Panel of the American Arbitration Association. Mr. Cooney received his Juris Doctorate degree from Fordham University School of Law in 1960, and his bachelor of science degree from Fordham College in 1957.

   The Board of Directors recommends that the shareholders vote FOR the election of each nominee for director named above.

          INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

   All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The Company compensates its non-employee directors for service on the Board of Directors or any committee thereof via an annual retainer of $10,000 plus $2,000 for each meeting attended in person and $500 for each meeting attended telephonically. Directors are also eligible to receive grants of options under the Company's incentive plans. Any non-employee director of the Company is reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors. Each executive officer of the Company serves at the discretion of the Board of Directors.

   The Board of Directors has established two committees and retains the authority to establish additional committees from time to time. Both of the following committees is made up of outside directors.

   The Audit Committee presently consists of Walter R. Keay and Edward F. Cowle. The Audit Committee recommends the Company's independent certified public accountants, reviews the annual audit and interim financial reports of the Company, and reviews audit and any nonaudit fees paid to the Company's independent certified public accountants. The Audit Committee reports its findings and recommendations to the Board of Directors for ratification. During the last fiscal year, the members of the Audit Committee were Stephen Bamberger and Edwin Phelps. Following their resignations from the Board of Directors in February 2000 Messrs. Bamberger and Phelps were replaced by Messrs. Keay and Cowle. The Audit Committee held five meetings during the last fiscal year.

   The Compensation Committee consists of H. Deworth Williams, Nicholas J. Cooney and William P. Behrens. The Compensation Committee supervises the Company's compensation policies, administers employee incentive plans, reviews and approves officers' salaries, and recommends to the Board of Directors such other forms of remuneration as it deems appropriate. During the last fiscal year, members of the Compensation Committee were H. Deworth Williams, Edwin Phelps and Stephen Bamberger. Messrs. Phelps and Bamberger were replaced on the Compensation Committee after their resignations from the Board of Directors in February 2000. The Compensation Committee held five meetings during the last fiscal year

   During the Company's fiscal year ended September 30, 2000, there were 18 meetings of the Board of Directors. Each director attended 75% or more of the aggregate number of meetings of the Board and any Committee of which he is a member.

   The Board of Directors, acting as a committee of the whole, has the responsibility for considering nominations for prospective Board members. The Board of Directors will consider nominees recommended by shareholders who submit a notice of nomination to the Company at least 30 but not more than 60 days prior to the annual meeting, or if less than 40 days notice or prior public disclosure of the date of the meeting is made to the shareholders, notice by the shareholders must be received at the corporate offices of the Company no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice shall contain appropriate data with respect to the suggested candidate and the shareholder submitting the proposal in order to make an informed decision as to the qualifications of the person.

Key Personnel

   Set forth below is certain information regarding certain key personnel who do not serve on the Board of Directors.

   Roosevelt Rogers, age 41, has been employed by the Company since 1996 and is currently General Sales Director. Mr. Rogers was appointed as Vice President of the Company in March 2000. From 1992 to 1996, Mr. Rogers was a Product Manager with MPH Industries, Inc., a subsidiary of MPD, Inc. in Owensboro, Kentucky, and from 1990 to 1992, he was Regional Sales Manager with Tech Systems, Inc.; Mobile Video Recording

Systems in Atlanta, Georgia. Mr. Rogers was a State Trooper with the Georgia State Patrol in Atlanta, Georgia from 1982 to 1990, and was a police officer with the Roswell Police Department in Roswell, Georgia from 1977 to 1982. Mr. Rogers attended Brescia College in Owensboro, Kentucky studying Business Administration.

   Elizabeth Hearty, age 33, joined the Company in September 1999 and has served as the Company's Controller. In March 2000, Ms. Hearty was appointed Corporate Secretary of the Company. Prior to joining the Company, Ms. Hearty was President and Director of DataVision Security Services in Englewood, Colorado from 1996 to 1999. From 1990 to 1996, she served as Controller of InterCap Funds, Joint Venture. Ms. Hearty received a B.S. degree in accounting from the University of Colorado in 1989.

Special Committee--Resignation of Outside Directors

   On October 28, 1998, the Company's Board of Directors established the Special Committee comprised of directors Richard B. Sayford, F. James Lynch and William R. Carr. The Special Committee was directed to "independently investigate the Company's accounting records and irregularities relating to the Company's accounting records and to report to the Board the results of its investigation." Pursuant to this charge, the Special Committee retained independent legal counsel which, in turn, retained an independent auditing firm to assist in the investigation. Upon the recommendation and concurrence of BDO Seidman, LLP ("BDO"), the Company's independent auditor at that time, the Special Committee retained an interim Chief Financial Officer who reported directly to the Special Committee and instituted additional internal controls to enhance the integrity of the investigation and the Company's financial reporting procedures.

   During the pendency of the Special Committee's investigation, on December 21, 1998, BDO resigned as the Company's independent auditor and withdrew its opinions of the Company's financial statement for the years ended September 30, 1993 through 1997, for the reasons cited in its letter of resignation and as set forth elsewhere in this proxy statement.

   A Special Meeting of the Company's Board of Directors was held on January 7, 1999 (the "Meeting"). The purpose of the Meeting was to receive the report and recommendations of the Special Committee.

   The Special Committee proposed that certain directors and executive officers tender their resignations and that the Company's President pay to the Company all amounts, if any, due from him to the Company. The Special Committee further proposed that the Company hire a new Chief Executive Officer and Chief Financial Officer from outside the Company and search for and retain an auditing firm that is completely independent from the Company's officers and/or directors. The Special Committee also proposed that certain directors agree to place their shares of the Company's common stock into a voting trust or other arrangement whereby such shares may be voted in accordance with management's direction. It was further suggested that upon the implementation of the above recommendations, the composition of the Board of Directors be revised to provide for three inside and three independent directors. The Special Committee then recommended that in the event the Chief Executive Officer and Chief Financial Officer did resign, each be offered a consulting agreement with the Company.

   Following the presentation and proposals by the Special Committee, those directors not on the Special Committee made a counter-proposal. Without responding to the counter-proposal, the individuals on the Special Committee informed the Board of their intent to resign from the Special Committee and from the Board of Directors. Each of the resigning directors, F. James Lynch, Richard B. Sayford and William R. Carr, submitted a letter to the Company's Board dated January 11, 1999 confirming their resignation. Each of the resigning directors cited, as the reason for his resignation, the refusal of the other members of the Board to accept the proposals of the Special Committee. See the Company's Annual Report for a more extensive discussion of this matter.

   On February 19, 1999, the Board of Directors accepted the resignations of David Williams as President and Chief Executive Officer, and Pamela Sevy as Chief Financial Officer, to be effective upon the filing of the

1998 Form 10-K. The Board also nominated Blair Zykan as the Company's new President and Chief Executive Officer effective February 23, 1999.

   On February 23, 1999, the Board of Directors appointed Brian Abeel to fill one of the vacancies on the Board from the resignations of the previous directors. On November 29, 1999 Mr. Abeel joined the Company as Executive Vice President and Chief Financial Officer while remaining on the Board of Directors. Mr. Abeel was also named Secretary of the Corporation in November 1999.

   On March 11, 1999, the Board of Directors appointed Edwin Phelps to fill one of the vacancies on the Board from the resignations of the previous directors. He was appointed Chairman of the Board on October 8, 1999. On April 9, 1999 the Board of Directors appointed Stephen Bamberger to fill one of the vacancies on the Board from the resignations of the previous directors.

Resignation of the Company's President, Chief Financial Officer and Outside Directors

   On February 23, 2000, an Independent Shareholders Committee formed by H. Deworth Williams and others, filed with the SEC a Definitive Proxy Statement. The purpose of this Proxy Statement was to solicit proxies to attempt to create a new Board of Directors. Specifically, the Proxy proposed the nomination of Nicholas J. Cooney and William P. Behrens as directors of the Company to replace incumbent Edwin Phelps and Stephen Bamberger. The Proxy further proposed the re-election of Blair Zykan, Brian Abeel, Jeremy G. Dunne and H. Deworth Williams, as directors of the Company. The Independent Shareholders Committee stated that the changes were necessary to bring to the Board much-needed experience in the areas of public markets, investment banking, mergers and acquisition strategy and finance.

   On March 1, 2000, the Company announced that Blair Zykan, its President and Chief Executive Officer, and Mr. Phelps, an outside director and Chairman of the Board, had submitted their resignations to the Company's Board of Directors. On March 3, 2000, the Company announced the resignation of Brian Abeel, its Executive Vice President and Chief Financial Officer, and Mr. Bamberger, an outside director.

   Following the resignations of four Board members, the remaining directors met on March 3, 2000 and filled three of the four Board vacancies with William
P. Behrens, Edward F. Cowle and Walter R. Keay. The Board then appointed Eric Miller as President and Chief Executive Officer, and Roosevelt Rogers as Vice President. On March 8, 2000, the Company appointed of Nicholas J. Cooney as the sixth member of the Board and also appointed Elizabeth Hearty as Corporate Secretary.

   On May 2, 2000, in accordance with Section 3.02 of the Bylaws, the number of directors was set at seven. Eric A. Miller was duly elected to the to serve as a Director of the Company to hold office until the next succeeding annual meeting of the stockholders and until his successor is duly elected and qualified in accordance with Section 3.02 and 3.04 of the Bylaws.

                             EXECUTIVE COMPENSATION

   The following table sets forth a summary of cash and non-cash compensation for each of the last three fiscal years ended September 30, 2000, 1999 and 1998, with respect to certain executive officers. No other executive officer of the Company has earned a salary greater than $100,000 annually for any of the periods depicted.

                           Summary Compensation Table

                                                            Restricted
Name and Principal                             Other Annual   Stock     All Other
Position                 Year  Salary   Bonus  Compensation   Award    Compensation
------------------       ---- -------- ------- ------------ ---------- ------------
Eric A. Miller,......... 2000 $ 83,455  17,664       --           --       --
 President, C.E.O.,      1999        *     --        --           --       --
 Director                1998        *     --        --           --       --

Jeremy Dunne,........... 2000 $ 98,116  21,308       --           --       --
 Vice President and      1999 $ 80,400     --        --           --       --
 Director                1998 $ 80,000     --        --           --       --

Roosevelt Rogers,....... 2000 $ 53,750     --     58,750          --       --
 Vice President          1999        *     --        --           --       --
                         1998        *     --        --           --       --

Blair Zykan,............ 2000 $ 82,952     --        --      8,333***      --
 Former President,       1999 $ 87,018     --     15,844     8,333***      --
 C.E.O.                  1998       **     --        --           --       --

David Williams,......... 2000
 Former President,       1999 $100,608     --        --           --       --
 C.E.O.                  1998 $ 92,500     --        --           --       --

   The preceding table does not include any amounts for non-cash compensation, including personal benefits. The Company believes that the value of such non-cash benefits and compensation paid during the periods presented did not exceed the lesser of $50,000 or 10% of the cash compensation reported.
--------
* Mr. Miller and Mr. Rogers were not officers of the Company during 1999 or 1998.
** Mr. Zykan was not an officer of the Company during 1998. In 1999 he was paid commissions of $15,844 prior to being named President and C.E.O.
*** During 1999 Mr. Zykan entered into an employment agreement that provided for a Deferred Share Award of 25,000 shares of stock in the Company, vesting one third at the date of grant and one third each year thereafter until fully vested.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End
                               Option/SAR Values

                               Number of Securities            Value of
                              Underlying Unexercised          Unexercised
                                  Options/SARs at            In-the-Money
                                  Fiscal Year End           Fiscal Year End
Name and Principal Position  Exercisable/Unexercisable Exercisable/Unexercisable
---------------------------  ------------------------- -------------------------
David Williams,............         68,250/none                 $0/none
 Former President,
 C.E.O.(1)

Blair Zykan,...............              0/none                 $0/none
 Former President,
 C.E.O.(2)

Eric A. Miller,............         72,000/none                 $0/none
 President, C.E.O.,
 Director(3)

Roosevelt Rogers,..........         36,000/none                 $0/none
 Vice President(4)

Jeremy Dunne,..............        118,250/none                 $0/none
 Vice President,
 Director(5)

--------
(1) On June 3, 1994, the Company granted options to purchase 68,250 shares of the Company's common stock to David Williams, President and CEO, pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vest annually in three equal installments over a three-year period. As of September 30, 2000, all options were fully vested.
(2) On June 3, 1994, the Company granted options to purchase 51,000 shares of the Company's common stock to Blair Zykan pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vested annually in three equal installments over a three-year period. As of September 30, 2000, all options were fully vested. On February 23, 1999, the Company granted Mr. Zykan options to purchase 75,000 shares of the Company's common stock, pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vest fully six months after issuance. As of September 30, 2000, all options were fully vested. As of September 30, 2000, all of Mr. Zykan's options have cancelled with his resignation March 1, 2000.
(3) On June 3, 1994, the Company granted options to purchase 42,000 shares of the Company's common stock to Eric Miller pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vested annually in three equal installments over a three-year period. As of September 30, 2000, all options were fully vested. On April 19, 2000, the Company granted Mr. Miller options to purchase 30,000 shares of the Company's common stock, pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vested annually in three equal installments over a three-year period. As of September 30, 2000, no options were vested.
(4) On December 31, 1997, the Company granted options to purchase 6,000 shares of the Company's common stock to Roosevelt Rogers pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vested annually in three equal installments over a three-year period. As of September 30, 2000, 4,000 options were fully vested; the remaining 2,000 options will become fully vested on December 31, 2000. On April 19, 2000, the Company granted Mr. Rogers options to purchase 30,000 shares of the Company's common stock, pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vested annually in three equal installments over a three-year period. As of September 30, 2000, no options were vested.
(5) On June 3, 1994, the Company granted options to purchase 68,250 shares of the Company's common stock to Jeremy Dunne pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vested annually in three equal installments over a three-year period. As of September 30, 2000, all options were fully vested. On April 19, 2000, the Company granted Mr. Dunne options to purchase 50,000 shares of the Company's common stock, pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vested annually in three equal installments over a three-year period. As of September 30, 2000, no options were vested.

Employment Agreements

   On April 8, 1999, the Company entered into an employment agreement with its newly appointed President, Blair Zykan. Under the terms of the agreement, Mr. Zykan agreed to serve as President and C.E.O. for a period of three years for a base annual salary of $97,000 and certain other fringe benefits. The base salary was to be reviewed annually by the Board of Directors. In addition, Mr. Zykan was entitled to an annual cash bonus pursuant to a formula based on corporate performance and comparable on a percentage basis to bonuses given to similarly situated executives at companies similar in size to the Company. The agreement also provided for the grant of stock purchase options to purchase 75,000 shares of the Company's common stock at $3.25 per share, exercisable for a period of ten years. In addition, Mr. Zykan was granted a deferred share award of 25,000 shares of the Company stock, vesting one third upon grant and one third on the anniversary date of the agreement in each of the next two years. Further, the agreement provided that in the event of a change of control of the Company and certain other specific triggering events, the Company would pay Mr. Zykan a lump sum payment of 2.99 times his base salary at the time of the change of control. This agreement was terminated with the resignation of Mr. Zykan on March 1, 2000.

   The Company also entered into an employment agreement dated November 1, 1999 with its Executive Vice President and Chief Financial Officer, Brian Abeel. Mr. Abeel's agreement is for a period of three years for a base annual salary of $95,000 and certain other fringe benefits. The base salary was to be reviewed annually by the Board of Directors. Mr. Abeel was also entitled to an annual cash bonus pursuant to a formula based on corporate performance and comparable on a percentage basis to bonuses given to similarly situated executives at companies similar in size to the Company. The agreement also provided for the grant of stock purchase options to purchase 45,000 shares of the Company's common stock at $1.375 per share, exercisable for a period of ten years. In addition, Mr. Abeel retained his options granted as a Director to purchase 30,000 shares of the Company's stock at $3.25 per share, exercisable for a period of ten years. Also, Mr. Abeel was granted a deferred share award of 25,000 shares of the Company stock, vesting one third upon grant and one third on the anniversary date of the agreement in each of the next two years. Further, the agreement provided that in the event of a change of control of the Company and certain other specific triggering events, the Company would pay Mr. Abeel a lump sum payment of 2.99 times his base salary at the time of the change of control. This agreement was terminated with the resignation of Mr. Abeel effective May 1, 2000.

   The Company has not entered into any new employment agreements as of September 30, 2000. However on April 2000, the Company entered into a consulting agreement with Knickerbocker Capital, Inc., whose principle is Walter R. Keay, a Director, to provide certain consulting services to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's outstanding Common Stock, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of reports received by the Company and representations from the Company's officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent beneficial owners have been met.

Certain Relationships and Related Transactions

   The Company currently has a marketing and consulting agreement with Laser Innovations International, Inc., whose principal is Mr. David Williams. Mr. Williams is the beneficial owner of more than 5% of the Company's outstanding Common Stock and was formerly President and a Director of the Company. Laser

Innovations sells the Company's products to certain international markets and its sales comprised 22% of the Company's total sales during fiscal 2000.

   Two members of the Company's Board of Directors, H. Deworth Williams and Edward F. Cowle (the "Directors") intend to enter into a joint venture relationship with GHF International Trading, Ltda, a Brazilian company ("GHF"). GHF is associated with Laser Technology as a dealer for the Company's traffic safety products and has been distributing the products in Brazil for approximately the last five years. During fiscal 2000, GHF purchased products from the Company in the amount of approximately $260,000. GHF has been seeking investment capital to further develop the market for the Company's products in Brazil and the Directors intend to provide such capital investment. Such Directors intend to consummate the transaction during the Company's 2001 second quarter. The proposed transaction was originally presented to the Company and it was determined by the Board of Directors that such a venture would not be in the best interest of the Company. Because the proposal was initially presented to and rejected by the Company, the Board believes and that the participation of such Directors therein would not be in conflict with the interests of the Company.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth, as of January 24, 2000, the number of shares and the percentage ownership of record and/or beneficially owned by each person who is the beneficial owner of more than 5% of the Company's Common Stock, by each person who serves as a director of the Company and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company has been advised that each of the named persons has sole voting power and sole dispositive power with respect to the shares indicated.

                                                    Number of Shares
                                                      Beneficially   Percent of
                                                      Owned as of      Common
Name of Beneficial Owner                            January 24, 2001  Stock(1)
------------------------                            ---------------- ----------
Jeremy G. Dunne(2).................................      417,000         7.5%
Eric A. Miller(3)..................................       75,500         1.4%
H. Deworth Williams................................      579,007        10.8%
David Williams(4)..................................      388,686         7.0%
Walter R. Keay(5)..................................       10,000         0.2%
Edward F. Cowle(6).................................      206,625         3.8%
William P. Behrens(7)..............................       17,500         0.3%
Nicholas J. Cooney(8)..............................       22,000         0.4%
Roosevelt Rogers(9)................................        6,000         0.1%
Plaza Resources Company(10)........................      356,250         6.1%
Directors & Officers as a group (8 persons)(11)....    1,333,632        23.6%

--------
 (1) Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of January 24, 2001 and assumes the exercise of options held by such person (but not by anyone else) exercisable within sixty days.
 (2) Includes 68,250 shares, which may be acquired by Mr. Dunne pursuant to the exercise of stock options exercisable within sixty days.
 (3) Includes 42,000 shares, which may be acquired by Mr. Miller pursuant to the exercise of stock options exercisable within sixty days.
 (4) Includes 68,250 shares, which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days.
 (5) Includes 10,000 shares, which may be acquired by Mr. Keay pursuant to the exercise of stock options exercisable within sixty days.
 (6) Includes 10,000 shares, which may be acquired by Mr. Cowle pursuant to the exercise of stock options exercisable within sixty days.
 (7) Includes 10,000 shares, which may be acquired by Mr. Behrens pursuant to the exercise of stock options exercisable within sixty days.
 (8) Includes 10,000 shares, which may be acquired by Mr. Cooney pursuant to the exercise of stock options exercisable within sixty days.
 (9) Includes 6,000 shares, which may be acquired by Mr. Rogers pursuant to the exercise of stock options exercisable within sixty days.
(10) Includes 356,250 shares issuable upon exercise of the PRC Warrants. PRC is a wholly owned subsidiary of Geico Corporation. See Note 5 to the Company's Consolidated Financial Statements.
(11) Includes 156,250 shares, which may be acquired by the Company's officers or directors within sixty days pursuant to the exercise of stock options at various prices.

                               PERFORMANCE GRAPH

   The graph below provides an indicator of cumulative total shareowner returns for the Company as compared with the S&P 500 Stock Index ("S&P 500") and a group of peer issuers. Assumes $100 invested October 1, 1995 in the Company, the S&P 500 and the Peer Group (1).

                        [Performance Graph appears here]

                              9/30/95 9/30/96 9/30/97 9/30/98 9/30/99 9/30//00
                              ------- ------- ------- ------- ------- --------
S&P 500...................... $100.00 $120.34 $169.01 $184.30 $235.54 $266.83
Laser Technology, Inc........ $100.00 $ 82.95 $ 61.36 $ 60.23 $ 20.45 $ 26.15
Nasdaq Electronic Component
 Stocks Index................ $100.00 $118.98 $209.26 $166.59 $338.55 $591.23

--------
(1) The Peer Group is represented by the Nasdaq Electronic Components Stock
    Index.

          ITEM 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Subject to ratification by the shareholders at the Meeting, the Board of Directors has appointed H J & Associates, L.L.C. (formerly Jones, Jensen & Company) as independent auditors for the fiscal year ending September 30, 2001 and until their successors are selected. H J & Associates has served as auditors of the consolidated financial statements of the Company for the fiscal years ended September 30, 1993 through September 30, 2000. A representative of H J & Associates will be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

   The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter is required to ratify the appointment of H J & Associates, L.L.C. as independent public accountants.

   The Board of Directors recommends that the shareholders vote FOR ratification of the selection of H J & Associates, L.L.C independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2001.

             COMPANY'S INDEPENDENT AUDITORS RESIGN AND ARE REPLACED

   BDO Seidman, LLP ("BDO") served as the Company's independent auditor for the years ended September 30, 1992 through 1997. On December 21, 1998, BDO resigned as independent auditor for the Company, citing the following events:

     1. The Company's internal controls could not be relied upon to develop financial statements.

     2. Information had come to BDO's attention indicating that they could no longer rely on management's representations.

     3. BDO concluded that the above events materially impacted the reliability for the financial statements for the fiscal years ending September 30, 1993, 1994, 1995, 1996 and 1997. Therefore, BDO was unwilling to be associated with the above mentioned financial statements and withdrew its opinions for those years.

   The Company filed with the Commission a current report on Form 8-K dated December 28, 1998 disclosing the resignation of BDO. The Form 8-K was amended on January 4, 1999 to include the letter from BDO addressed to the Commission stating whether it agreed with the statements made by the Company in the Form 8-K.

   On January 11, 1999, the Company's Board of Directors approved the appointment of and formally engaged Jones, Jensen & Company, Certified Public Accountants ("JJ&C"), as the Company's independent auditor. Thereupon, JJ&C began auditing the Company's financial statements for the fiscal years ended September 30, 1998, 1997, 1996, 1995, 1994 and 1993. JJ&C was also retained to conduct a detailed review of the financial controls of the Company and made recommendations to the Board of Directors.

   During the Company's two fiscal years and subsequent interim period immediately prior to engaging JJ&C, the Company did not consult with JJ&C regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event, except to the extent necessary for JJ&C to complete its client acceptance procedures. JJ&C has completed the audit of fiscal years 1993 through 1999. JJ&C changed its name to H J & Associates, L.L.C. in 2000. The restated results for fiscal years 1995 through 1997 can be found in the Company's Annual Report for the fiscal year ended September 30, 2000, filed on Form 10-K, on January 3, 2001.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other matter to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                         ANNUAL REPORT TO SHAREHOLDERS

   The Company's Annual Report to Shareholders, including financial statements, for the fiscal year ended September 30, 2000, will follow this Proxy Statement.

                            SHAREHOLDERS' PROPOSALS

   It is anticipated that the Company's fiscal 2001 Annual Meeting of Shareholders will be held on or about February 22, 2002. Shareholders who intend to present proposals at such Annual Meeting must be delivered to or mailed and received at the principle executive offices of the Company, not less than 30 days nor more than

60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                                    GENERAL

   The costs of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services), by mail, telephone, telegraph, cable or personal discussion. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Elizabeth Hearty, at Laser Technology, Inc., 7070 S. Tucson Way, Englewood, Colorado 80112.

   Please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope.

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                          By Order of the Board of Directors
                                          /s/ Elizabeth Hearty
                                          Elizabeth Hearty
                                          Secretary

Englewood, Colorado
February 5, 2001

                            Audit Committee Report

In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. All members of the Audit Committee are Independent Directors. During fiscal 2000, the Committee met five times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, controller, and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget, and staffing and concurred in the appointment of a new director of internal audit. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

A copy of the Company's Audit Committee Charter is attached hereto.

Date:        December 18, 2000     Walter R. Keay, Chair
                                   Edward F. Cowle

                            LASER TECHNOLOGY, INC.
                            AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation as defined in Securities and Exchange Commission Release No. 34-42232 and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Continuous Activities - General

1. Provide an open avenue of communication between the independent auditor, Internal Audit, and the Board of Directors.

2. Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

3. Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor.

4. Review with the independent auditor and the Director of Internal Audit the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

5. Inquire of management, the independent auditor, and the Director of Internal Audit about significant risks or exposures and assess the steps management has taken to minimize such risk to the AICPA and Related Entities.

6. Consider and review with the independent auditor and the Director or Internal Audit:

    a. The adequacy of AICPA's and Related Entities' internal controls including computerized information system controls and security.

    b. Related findings and recommendations of the independent auditor and Internal Audit together with management's responses.

7. Consider and review with management, the Director of Internal Audit and the independent auditor.

    a. Significant findings during the year, including the Status of Previous Audit Recommendations.

    b. Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

    c.  Any changes required in the planned scope of the Internal Audit Plan.

    d.  The Internal Audit Department charter, budget and staffing.

8. Meet periodically with the independent auditor, the Director of Internal Audit and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

9. Report periodically to the Board of Directors on significant results of the foregoing activities.

10. Instruct the independent auditor that the Board of Directors, as the members' representative, is the auditor's client.

Continuous Activities - Re:  Reporting Specific Policies

1. Advise financial management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.

2. Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Institute and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3. Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Institute.

4. Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

5. Determine, as regards new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

6. Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

7. Inquire as to the auditor's views about how the Institute's choice of accounting principles and disclosure practices may affect members and public views and attitudes about the Institute.

Scheduled Activities

1. Recommend the selection of the independent auditor for approval by the Board of Directors and election by Council, approve and compensation of the independent auditor, and review and approve the discharge of the independent auditor.

2. Consider, in consultation with the independent auditor and the Director of Internal Audit, the audit scope and plan of the independent auditor and the internal auditors.

3. Review with management and the independent auditor the results of annual audits and related comments in consultation with the Finance Committee and other committees as deemed appropriate including:

    a. The independent auditor's audit of the AICPA's and Related Entities' annual financial statements, accompanying footnotes and its report thereon.

    b. Any significant changes required in the independent auditor's audit plans.

    c. Any difficulties or disputes with management encountered during the course of the audit.

    d. Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

4. Review the results of the annual audits of member reimbursements, director and officers' expense accounts and management perquisites prepared by Internal Audit and the independent auditor respectively.

5. Review annually with the independent auditor and the Director of Internal Audit the results of the monitoring of compliance with the Institute's code of conduct.

6. Describe in the AICPA's Annual Report the Committee's composition and responsibilities, and how they were discharged.

7. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend to Council the appointment of the auditor.

8. Assure that the auditor's reasoning is described in accepting or questioning significant estimates by management.

9.  Review and update the Committee's Charter annually.

"When Necessary" - Activities


1. Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

2. Review and approve requests for any management consulting engagement to be preformed by the Institute's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

3. Review periodically with general counsel legal and regulatory matters that may have a material impact on the AICPA's and Related Entities' financial statements, compliance policies and programs.

4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committees shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

                             Laser Technology, Inc.
                                     PROXY
                         Annual Meeting, March 1, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Eric A. Miller, Jeremy G. Dunne and Walter R. Keay, as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of Laser Technology, Inc. held on record by the undersigned on January 24, 2001, at the Annual Meeting of Stockholders to be held on March 1, 2001, and any adjournments thereof.

  The undersigned hereby directs this Proxy to be voted:

1.  Election of directors:

[_] FOR the election as directors             Or [_] WITHHOLD AUTHORITY to vote
    of all nominees listed below                 for all nominees listed below
    (except as marked to the contrary below)

     ERIC A. MILLER         JEREMY G. DUNNE     H. DEWORTH WILLIAMS
     WALTER R. KEAY         EDWARD F. COWLE     WILLIAM P. BEHRENS
     NICHOLAS J. COONEY

  (INSTRUCTION: To withhold authority to vote for any of the above listed nominees, please strike a line through that individual's name)

2. Proposal to ratify the appointment of H J & Associates, L.L.C. as independent auditors for the Company for the fiscal year ending September 30, 2001.
                        [_] FOR [_] AGAINST [_] ABSTAIN

3. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

                        [_] FOR [_] AGAINST [_] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                                           Date:_______________________________

                                           ------------------------------------
                                                 Signature of stockholder

                                           ------------------------------------
                                                Signature if held jointly

                                           NOTE: Please mark, date, sign and
                                           return this Proxy promptly using
                                           the enclosed envelope. When shares
                                           are held by joint tenants, both
                                           should sign. If signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give
                                           full title. If a corporation or
                                           partnership, please sign in
                                           corporate or partnership name by an
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